Exhibit 10.11

AMENDMENT NO. 2 TO

COLLABORATION AGREEMENT

This Amendment No. 2 to COLLABORATION AGREEMENT (“Second Amendment”) is entered into as of April 30, 2015 (the “Second Amendment Date”), by and between Santen Pharmaceutical Co., Ltd., a corporation organized under the laws of Japan, with offices at 4-20, Ofukacho, Kita-ku3, Osaka 530-8552 Japan (“SANTEN”), and Clearside Biomedical, Inc., a corporation organized under the laws of Delaware, with offices at 1220 Old Alpharetta Rd., Suite 300, Alpharetta, GA 30005 (“Clearside”). SANTEN and Clearside are herein sometimes referred to collectively as the “Parties” and individually as “Party.”

Background

SANTEN and Clearside are parties to a Collaboration Agreement (the “Original Agreement”) dated January 31, 2013 (the “Effective Date”), as amended by Amendment No. 1 dated April 29, 2014 (as amended, the “Collaboration Agreement”).

Pursuant to the Collaboration Agreement, the Parties have conducted preliminary studies involving the use of Clearside Technology with certain SANTEN Compounds.

The Parties have determined that the results of preliminary studies warrant additional research and development and, accordingly, the Parties desire to amend the Collaboration Agreement in order to facilitate such additional work.

Now, therefore, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Collaboration Agreement as follows:

A.	The parties agree to use commercially reasonable efforts to conduct the Feasibility Study Work Plan attached as Appendix A hereto and hereby agree that for purposes of this Agreement, the glaucoma program active pharmaceutical ingredient supplied by SANTEN for use in such work plan shall constitute a SANTEN Compound. The parties further acknowledge that the budget update set forth in Appendix A reflects the status of Program Costs paid and committed through April 24, 2015. Santen acknowledges that research involving external costs, including identified rodent studies for [***], would result in Program Costs exceeding $[***] and would, therefore, be borne by Santen as provided for in Section 2 of the Agreement.

B.	The Parties shall issue the initial press release set forth on Appendix B hereto promptly following the Second Amendment Date.

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C.	Section 5.3(b) shall be amended to read as follows:

“(b) SANTEN may exercise the Product Option with respect to a SANTEN Compound until six (6) months after delivery by Clearside of the applicable Study Results, provided, however, that such six (6) months period shall be extended by up to three (3) months in the event that SANTEN reasonably determines within such six (6) month period that it is necessary to conduct additional tests, including but not limited to toxicity test. All Product Options shall expire no later than March 31, 2016. Notwithstanding the foregoing, should the delivery of Study Results to SANTEN be delayed due to no fault of SANTEN, then the expiration date of such Product Option shall be extended by the duration of such delay.”

D.	Except as expressly set forth in this Second Amendment, the Collaboration Agreement shall remain in full force and effect. All capitalized terms used and not defined in this Amendment shall have the meaning given in the Collaboration Agreement. This Second Amendment may be executed in any number of counterparts with the same effect as if the Parties hereto had signed the same document. All of these counterparts will for all purposes constitute one agreement, binding on the Parties hereto, notwithstanding that the Parties hereto are not signatories to the same counterpart. A fax transcribed copy, pdf (or similar format) or photocopy of this Amendment executed by a Party hereto in counterpart will constitute a properly executed, delivered and binding agreement or counterpart of the executing Party.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 to Collaboration Agreement by their duly authorized representatives as of the date and year first written above.

CLEARSIDE BIOMEDICAL, INC.		SANTEN PHARMACEUTICAL CO., LTD.

By:	/s/ Daniel H. White	By:	/s/ Naveed Shams

Name:	Daniel H. White	Name:	Naveed Shams

Title:	President & CEO	Title:	Senior Corporate Officer
Chief Scientific Officer
Head of Global R&D

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Appendix A

Feasibility Study Work Plan

Background

1.	This collaboration started to evaluate our two compounds ([***]) two years ago (put the date for the agreement).

2.	Major findings are following:

a.	[***] clinical formulation (probably PEG) was not tolerable following SCS injection.

b.	Suspensions of [***] were tolerable, but not pharmacologically active in a rabbit hyperpermeability model.

c.	Suspensions of a [***] were tolerable and pharmacologically active in a pig uveitis model.

d.	Several sustained release platform (placebo) formulations were tested and three potential formulations have been identified.

Objectives for further collaboration

To explore further possibilities to develop new formulations for suprachoroidal injections of [***] and to extend our collaborations to a new field like glaucoma, we will extend the current collaborations to achieve the followings:

1.	To identify a potential candidate formulation for clinical development by determining tolerability, pharmacokinetic profiles and biological activities of a sustained release formulation for suprachoroidal injection instead of [***]

2.	To explore a possibility of collaborative co-development of a [***] by determining tolerability, pharmacokinetic profiles and biological activities of a sustained release formulation for suprachoroidal injection of [***]

3.	To explore a possibility to create sustained release formulations for suprachoroidal injection of anti-glaucoma agents such as Prostaglandins by determining their tolerability, pharmacokinetic profiles and biological activities.

Candidate Compounds

Santen Compounds identified as of the Effective Date:

[***]

Santen Compounds identified as of the Effective Date:

[***]

Santen Compounds to be identified during the Term of the Agreement:

Anti-glaucoma compounds are the class of prostaglandins

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Work Plan

1.	[***]

Target Product Profile (TPP)

•	Target disease: wet Age-related Macular Degeneration (wAMD)

•	Every three-month injection into suprachoroidal space or longer

•	Superior efficacy to that for [***] intravitreal injection

•	Non-inferior safety or superior to that for [***] intravitreal injection

Planned studies

•	Formulation study with sustained release formulations

•	Ocular tolerability study in rabbits

•	Ocular pharmacokinetic study in rabbits

•	Ocular pharmacological study in laser-induced rat Choroidal Neovascularization (CNV) model

•	Ocular pharmacological study in laser-induced monkey Choroidal Neovascularization model

Status Update:

•	A rabbit ocular tolerability study with two formulations for sustained release through the SCS following suprachoroidal injection is currently ongoing and is being conducted by Covance. The objective is to choose an appropriate sustained release formulation

•	The study is expected to be completed in May 2015

•	Results are anticipated in June 2015

•	A rat laser CNV model study will be conducted with one or both of these formulations, or a modified formulation once an appropriate time outcome is achieved

2.	[***]

Target Product Profile (TPP): To be discussed during the term of the agreement

•	Target disease: Non-infectious uveitis

•	Every two-month or longer injection into suprachoroidal space

•	Superior efficacy to that for triamcinolone intravitreal injection

•	Non-inferior safety or superior to that of Triamcinolone acetonide intravitreal injection

Planned studies

•	Formulation study with suspension or sustained release formulations

•	Ocular tolerability study in rabbits

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•	Ocular pharmacokinetic study in rabbits

•	Ocular pharmacological study in a pig EIU model

Status Update:

•	An ocular tolerability study in rabbits has been completed

•	An ocular pharmacodynamic study in a pig inflammatory model is ongoing

•	The study is expected to be complete in April

•	Preliminary results were shared with the joint team March 2015; final results will be shared with the joint team in May 2015

•	A pharmacology study following determining a new formulation or a pharmacological study with a suspension in the same EIU model in pigs is being considered

•	The study is anticipated to start in June 2015

•	Study results anticipated in August 2015

•	Estimated cost for the study is ~ $40,000

3.	Anti-glaucoma compounds [***]

Target Product Profile (TPP): To be discussed during the term of the agreement

•	Target disease: Glaucoma

•	Every three-month injection into suprachoroidal space or longer

•	Non-inferior efficacy compared to Xalatan® eye drop

•	Non-inferior efficacy compared to Xalatan® eye drop or Santen compounds

Planned studies

•	Formulation study with sustained release formulations

•	Ocular tolerability study in rabbits

•	Ocular pharmacokinetic study in rabbits

•	Ocular pharmacological study in a dog or monkey model

Status Update:

•	A rabbit ocular tolerability study evaluating latanoprost in an emulsion formulation is ongoing at Covance.

•	The study is expected to be completed May 2015

•	Results are expected in June 2015

•	A pharmacodynamics dog model study is being planned comparing daily Xalatan eye drops to a single suprachoroidal injection of latanoprost.

•	The study is expected to start in June 2015

•	The results are anticipated to be available in September 2015

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Appendix B

Press Release

Clearside Biomedical, Inc. and Santen, Inc. Announce

Research Collaboration in Glaucoma

Expands Previous Research Collaboration to Include 2nd Largest Ophthalmic Market

Alpharetta, GA and Emeryville, CA (April XX, 2015) – Clearside Biomedical, Inc., a clinical-stage biopharmaceutical company developing first-in-class drug therapies to treat blinding diseases of the eye, and Santen Inc., a wholly owned subsidiary of Santen Pharmaceuticals Co., Ltd., today announced the expansion of its research collaboration to include the field of glaucoma. The two companies have been working together since January 2013 to develop drugs to treat diseases afflicting the retina and choroid that can eventually lead to blindness. The expanded collaboration will now study the use of Clearside’s proprietary microinjector to deliver sustained intraocular pressure-lowering medications.

“We are very pleased with our current retinal disease research collaboration focusing on select Santen sustained-release formulations administered via suprachoroidal (SCS)

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administration using Clearside’s proprietary microinjector,” said Yusuf Ali, PhD, Vice President, Research and Development at Santen. “We look forward to expanding our relationship with Clearside to investigate Clearside’s proprietary methods of accessing the SCS for the treatment of additional blinding diseases such as glaucoma.”

“Santen has been an excellent collaborator in exploring the emerging field of SCS administration. Their access to new compounds and formulation technology has helped us understand the possibilities of SCS administration,” stated Daniel White, Clearside’s president and CEO. “Our collaborative goal is to provide effective and safe long-term drug therapy via SCS administration that may eliminate the daily requirement of eye drop therapy to treat causes leading to glaucoma.”

About Glaucoma

Glaucoma is a group of eye diseases that, in most cases, produce increased intraocular pressure (IOP) within the eye. This elevated IOP is caused by a backup of fluid in the eye that, if left untreated, causes damage to the optic nerve leading to decreased visual acuity and potentially blindness. According to the World Health Organization, glaucoma is the second leading cause of blindness in the world and it is estimated that more than 2.7 million Americans have this disease. The treatment for glaucoma depends on the nature and severity of each case. In general, glaucoma cannot be cured but it can be controlled. Eye drops, laser procedures and surgical procedures are most commonly used to prevent or slow further damage from occurring.

About Clearside Biomedical, Inc.

Clearside Biomedical, Inc., headquartered in Alpharetta, GA, is a clinical-stage biopharmaceutical company developing first-in-class drug therapies to treat chronic, blinding diseases of the eye. Clearside’s product candidates focus on diseases affecting the retina and the choroid, especially diseases associated with macular edema. Visit www.clearsidebio.com for more information.

About Santen, Inc.

Santen Inc., based in Emeryville, CA is the U.S. subsidiary of Santen Pharmaceuticals Co., Ltd., a specialty company dedicated to the ophthalmic and anti-rheumatic fields that carries out the research, development, sales, and marketing of pharmaceuticals. The company has 15 bases in 12 countries and delivers products to consumers in more than 70 countries. In

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Japan, Santen holds the No. 1 share in the prescription ophthalmic pharmaceutical market. As a leading company in the field of ophthalmology, Santen aims to contribute to society by supplying valuable products and services to satisfy unmet medical needs. Additional corporate information is available online at www.santen.com.

Contact

Clearside Biomedical, Inc.

Charles Deignan, 678-270-4005

charlie.deignan@clearsidebio.com

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